                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                  [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                        Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section 240.14a-12

                             NEOTHERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 April 26, 1999






Dear Stockholder:

        You are cordially invited to attend the 1999 Annual Meeting of Stockholders of NeoTherapeutics, Inc. (the "Company") to be held on Monday, June 14, 1999, at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618, beginning at 3:30 p.m., local time.

        The business to be conducted at the Annual Meeting includes the following: (1) election of four Class II directors; (2) approval of the issuance of Common Stock pursuant to conversion rights under a preferred stock financing transaction; (3) approval of the issuance of common stock pursuant to a private equity line of credit financing transaction; (4) approval of an increase in the total number of shares issuable under the 1997 Stock Incentive Plan by 750,000; and (5) ratification of the selection of independent public accountants, as well as consideration of any other matters which may properly come before the Annual Meeting and any adjournment thereof. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

        I look forward to seeing you at the Annual Meeting.


                                            Very truly yours,




                                            Alvin J. Glasky, Ph.D.
                                            President, Chief Executive Officer
                                            and Chairman of the Board



                 157 Technology Drive, Irvine, California 92618
                     Tel (949) 788-6700 Fax (949) 788-6706

                              NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                       -----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1999

                       ----------------------------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NeoTherapeutics, Inc. (the "Company") will be held at the principal business office of the Company, 157 Technology Drive, Irvine, California 92618, on Monday, June 14, 1999 at 3:30 p.m., local time, for the following purposes:

        (1) To elect four Class II directors to serve for a two-year term expiring at the Annual Meeting of Stockholders to be held in 2001 or until their successors have been duly elected and qualified;

        (2) To approve the issuance of common stock pursuant to conversion rights under a preferred stock financing transaction;

        (3) To approve the issuance of common stock pursuant to a private equity line of credit agreement;

        (4) To approve the increase in the number of shares in the 1997 Stock Incentive Plan by 750,000;

        (5) To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

        (6) To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

        Stockholders of record at the close of business on April 16, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California, for a period of ten days prior to the Annual Meeting.

                                              By Order of the Board of Directors



                                              Samuel Gulko
                                              SECRETARY


Irvine, California
April 26, 1999

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 NEOTHERAPEUTICS
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1999

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NeoTherapeutics, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, June 14, 1999, at 3:30 p.m., local time. The Annual Meeting will be held at 157 Technology Drive, Irvine, California 92618, the principal business office of the Company. This Proxy Statement and the accompanying proxy are first being mailed on or about April 26, 1999.

REVOCABILITY OF PROXIES

        An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any such notice or subsequent proxy must be delivered to the Secretary of the Company at 157 Technology Drive, Irvine, California 92618, the principal executive office of the Company. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the stockholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

VOTING AND SOLICITATION

        On April 16, 1999, the record date with respect to this solicitation, ____________ shares of the Company's common stock ("Common Stock") were outstanding. No other securities are entitled to vote at the Annual Meeting. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

        QUORUM. The holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

        VOTE REQUIRED. The director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote, up to the number of directors to be elected at the Annual Meeting (four Class II directors), shall be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining which directors receive the highest number of votes. Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, and approval of any other matter that properly comes before the Annual Meeting must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. The vote required for approval and the effect of proxies marked "abstain" and broker non-votes on Proposals 2, 3 and 4 is discussed under each respective Proposal.

        The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the Class II director nominees and FOR each of the other proposals. As to any other business that may properly come before the Annual Meeting, they will vote in accordance with their best judgment. The Company presently does not know of any other such business.

        SOLICITATION. Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited principally by mail. If desirable, to ensure a quorum at the Annual Meeting, officers, directors, agents and employees of the Company may contact stockholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. However, officers, directors and employees will not receive additional compensation for these services. The Company has engaged Georgeson & Company Inc. ("Georgeson") to solicit proxies and distribute materials to banks, brokerage houses and other custodians and nominees. The Company will pay Georgeson a fee of approximately $4,500.00 plus expenses for these services.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of nine directors, divided into two classes. Each Class is elected in alternate years and serves a term of two years. The Class I directors, whose term expires at the Annual Meeting of Stockholders in 2000, are Samuel Gulko, Frank M. Meeks, Eric
L. Nelson, Ph.D., Stephen Runnels and Paul H. Silverman, Ph.D., D.Sc. The Class II director nominees, whose term expires at the Annual Meeting of Stockholders in 2001, are Alvin J. Glasky, Ph.D., Mark J. Glasky, Carol O'Cleireacain, Ph.D. and Joseph Rubinfeld, Ph.D. Each director elected will serve the term for which he or she was nominated and until the election and qualification of his or her successor or until his or her earlier resignation or removal.

        Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below. If any nominee should become unavailable to serve as a Director, the persons named in the enclosed proxy will be authorized to vote for such other person or persons as the Board of Directors may designate. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

        The following table provides information regarding the nominees and the other continuing members of the Board of Directors, their ages, the year in which each first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or executive officer of the Company:

CLASS II NOMINEES - TERM EXPIRING IN 2001


                                         BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                            FIVE YEARS AND OTHER DIRECTORSHIPS
------------                            ----------------------------------
Alvin J. Glasky, Ph.D. (65)           ALVIN J. GLASKY, PH.D., has been Chief
                                      Executive Officer, President and a
                                      director of Advanced ImmunoTherapeutics,
                                      Inc. ("AIT") since its inception in June
                                      1987, and has served as the Chairman of
                                      the Board, Chief Executive Officer,
                                      President and a director of the Company
                                      since July 1989, when AIT became a wholly
                                      owned subsidiary of the Company. From
                                      March 1986 to January 1987, Dr. Glasky was
                                      Executive Director of the American Social
                                      Health Association, a non-profit
                                      organization. From 1968 until March 1986,
                                      Dr. Glasky was the President and Chairman
                                      of the Board of Newport Pharmaceuticals
                                      International, Inc., a pharmaceutical
                                      company that developed, manufactured and
                                      marketed prescription medicines. From 1966
                                      to 1968, Dr. Glasky served as Director of
                                      Research for ICN Pharmaceuticals, Inc. and
                                      as Director of the ICN-Nucleic Acid
                                      Research Institute in Irvine, California.
                                      During that period he was also an
                                      assistant professor in the Pharmacology
                                      Department of the Chicago Medical School.
                                      Dr. Glasky currently is a Regent's
                                      Professor at the University of California,
                                      Irvine. Dr. Glasky received a B.S. degree
                                      in Pharmacy from the University of
                                      Illinois College of Pharmacy in 1954 and a
                                      Ph.D. degree in Biochemistry from the
                                      University of Illinois Graduate School in
                                      1958. Dr. Glasky was also a Post-Doctoral
                                      Fellow, National Science Foundation, in
                                      Sweden.

Mark J. Glasky (36)                   MARK J. GLASKY has been a director of the
                                      Company since August 1994. Since 1982, Mr.
                                      Glasky has been employed by Bank of
                                      America NT&SA in various corporate lending
                                      positions and currently serves as its
                                      Credit Products Executive for Southern
                                      California Commercial Banking. Mr. Glasky
                                      obtained a B.S. degree in International
                                      Finance from the University of Texas at
                                      Austin in 1987. Mark J. Glasky is the son
                                      of Dr. Alvin J. Glasky.

Carol O'Cleireacain, Ph.D. (52)       CAROL O'CLEIREACAIN, PH.D., has been a
                                      director of the Company since September
                                      1996. Dr. O'Cleireacain has served as an
                                      independent economic and management
                                      consultant in New York City since 1994.
                                      Since 1998, Dr. O'Cleireacain has served
                                      as Senior Fellow (non-resident) at the
                                      Brookings Institution in Washington D.C.,
                                      where previously, from March 1996 until
                                      June 1997, as a Visiting Fellow, Economic
                                      Studies, she authored THE ORPHANED
                                      CAPITAL: ADOPTING THE RIGHT REVENUES FOR
                                      THE DISTRICT OF COLUMBIA. Since 1998, Dr.
                                      O'Cleireacain has also served as an
                                      adjunct Professor of Urban Studies at
                                      Barnard College, Columbia University.
                                      During 1998, Dr. O'Cleireacain served as a
                                      member of the President's Commission to
                                      Study Capital Budgeting, and during 1997,
                                      Dr. O'Cleireacain served as a member of
                                      the National Civil Aviation Review
                                      Commission. Since May 1996, Dr.
                                      O'Cleireacain has served as a director and
                                      member of the Executive Committee of
                                      Trilliumn Asset Management (formerly known
                                      as Franklin Research and Development
                                      Corp.), an employee-owned investment
                                      company in Boston. From April 1994 through
                                      April 1996, Dr. O'Cleireacain served as
                                      the first


                                         BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                            FIVE YEARS AND OTHER DIRECTORSHIPS
------------                            ----------------------------------
                                      nominee of the United Steelworkers of
                                      America and the first woman director of
                                      ACME Metals Inc. Dr. O'Cleireacain served
                                      as the Director of the Mayor's Office of
                                      Management and Budget of the City of New
                                      York from August 1993 until December 1993.
                                      From February 1990 until August 1993, Dr.
                                      O'Cleireacain was the Commissioner of the
                                      New York City Department of Finance. Dr.
                                      O'Cleireacain received a B.A., with
                                      distinction, in Economics from the
                                      University of Michigan in 1968, an M.A. in
                                      Economics from the University of Michigan
                                      in 1970 and a Ph.D. in Economics from the
                                      London School of Economics in 1977.

Joseph Rubinfeld, Ph.D. (66)          JOSEPH RUBINFELD, PH.D., has been a
                                      director of the Company since June 1998.
                                      Dr. Rubinfeld is the co-founder of
                                      publicly held SuperGen, Inc., a
                                      pharmaceutical company focused on drugs
                                      for life-threatening diseases,
                                      particularly cancer, and has served as the
                                      Chief Executive Officer, President and a
                                      director since its inception in March 1991
                                      and was Chief Scientific Officer from
                                      inception until September 1997. Since May
                                      1996, Dr. Rubinfeld has served as a
                                      director of Antivirals, Inc., a
                                      biopharmaceutical company. Dr. Rubinfeld
                                      was one of the four initial founders of
                                      Amgen, Inc., a biotechnology company, in
                                      1980 and served as Vice President and
                                      Chief of Operations until 1983. From 1987
                                      to 1990, Dr. Rubinfeld was a Senior
                                      Director at Cetus Corporation, a former
                                      biotechnology company. From 1968 to 1980,
                                      Dr. Rubinfeld was employed at
                                      Bristol-Myers Company International
                                      Division ("Bristol-Myers") in a variety of
                                      positions, most recently as Vice President
                                      and Director of Research and Development.
                                      While at Bristol-Myers, Dr. Rubinfeld was
                                      instrumental in licensing the original
                                      anticancer line of products for
                                      Bristol-Myers, including Mitomycin and
                                      Blemycin. Prior to that time, Dr.
                                      Rubinfeld was a research scientist with
                                      several pharmaceutical and consumer
                                      product companies including
                                      Schering-Plough Corporate and
                                      Colgate-Palmolive Co.

CONTINUING CLASS I DIRECTORS - TERM EXPIRING IN 2000


                                         BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                            FIVE YEARS AND OTHER DIRECTORSHIPS
------------                            ----------------------------------
Samuel Gulko (67)                     SAMUEL GULKO has served as the Chief
                                      Financial Officer of the Company since
                                      September 1996 and as Secretary, Treasurer
                                      and a director since June 1998. From 1968
                                      until March 1987, Mr. Gulko served as a
                                      partner in the audit practice of Ernst &
                                      Young, LLP, Certified Public Accountants.
                                      From April 1987 to the present, Mr. Gulko
                                      has been self-employed as a Certified
                                      Public Accountant and business consultant,
                                      as well as the part-time Chief Financial
                                      Officer of several companies. Mr. Gulko
                                      obtained his B.S. degree in accounting
                                      from the University of Southern California
                                      in 1958.

Frank M. Meeks (54)                   FRANK M. MEEKS has been a director of the
                                      Company since July 1989. Since September
                                      1992, Mr. Meeks has been pursuing personal
                                      investments in real estate, property
                                      management and oil and gas. Mr. Meeks was
                                      employed by Environmental Developers,
                                      Inc., a real estate development and
                                      construction company, from June 1979 until
                                      March 1993, first as Vice President and
                                      finally as Financial Vice President. Mr.
                                      Meeks obtained a B.S. degree in Business
                                      Administration from Wittenberg University
                                      in 1966, and an M.B.A. degree from Emory
                                      University in 1967. Mr. Meeks is a
                                      non-practicing certified public accountant
                                      and a licensed real estate broker.

                                         BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                            FIVE YEARS AND OTHER DIRECTORSHIPS
------------                            ----------------------------------
Eric L. Nelson, Ph.D. (74)            ERIC L. NELSON, PH.D., has been a director
                                      of the Company since June 1998 and a
                                      member of the Company's Scientific
                                      Advisory Board since 1987. Dr. Nelson has
                                      been a pharmaceutical research consultant
                                      since 1986. Dr. Nelson was a founder, and
                                      served as Chairman from 1972 until 1986,
                                      of Nelson Research & Development
                                      Corporation, a publicly held corporation
                                      engaged in research and development of
                                      drug receptor technology applied to the
                                      development of pharmaceutical products and
                                      novel drug delivery systems. Prior to
                                      1972, Dr. Nelson spent eleven years at
                                      Allergan Pharmaceuticals, Inc., a
                                      developer of eye care products, where as
                                      Vice President of Research he was
                                      responsible for establishing Allergan's
                                      entire research organization. Dr. Nelson
                                      received his doctorate degree in
                                      Microbiology from UCLA in 1951 and has
                                      authored numerous publications. He is the
                                      inventor on various patents in the areas
                                      of microbiology, immunology, molecular
                                      biology and pharmacology.

Stephen Runnels (50)                  STEPHEN RUNNELS joined the Company as
                                      Executive Vice President in April 1997,
                                      and has been a director of the Company
                                      since June 1998. From January 1992 to
                                      April 1997, Mr. Runnels held the position
                                      of Vice President, Marketing and Business
                                      Development for Sigma-Aldrich, Inc., a
                                      Fortune 500 manufacturer of biochemicals,
                                      pharmaceuticals, and biotechnology
                                      products. From November 1989 until January
                                      1992, Mr. Runnels held the position of
                                      Vice President - Sales and Marketing for
                                      Irvine Scientific, a provider of tissue
                                      culture supplies and reagents for
                                      biomedical research. From January 1978
                                      until November 1989, Mr. Runnels held the
                                      position of Vice President, International
                                      Operations for Gamma Biologicals, a
                                      manufacturer of immunological reagents.
                                      Mr. Runnels is certified by the American
                                      Society of Clinical Pathologists as a
                                      specialist in Immunohematology. From 1975
                                      to 1978, Mr. Runnels was an instructor of
                                      Clinical Immunology at Arizona State
                                      University.

Paul H. Silverman, Ph.D.,             PAUL H. SILVERMAN, PH.D., D.SC., has been
D.Sc. (74)                            a director of the Company since September
                                      1996. Dr. Silverman has served as a
                                      Director for the Western Center of the
                                      American Academy of Arts and Sciences
                                      located on the University of California,
                                      Irvine campus since March 1997. Since
                                      March 1993, Dr. Silverman has also been an
                                      Adjunct Professor in the Department of
                                      Medicine at the University of California,
                                      Irvine. From January 1994 until July 1996,
                                      Dr. Silverman served as an Associate
                                      Chancellor for the Center for Health
                                      Sciences at the University of California,
                                      Irvine. From August 1992 until January
                                      1994, Dr. Silverman served as the Director
                                      of Corporate and Government Affairs at the
                                      Beckman Laser Institute and Medical Clinic
                                      in Irvine, California. From November 1990
                                      until December 1993, Dr. Silverman served
                                      as Director of Scientific Affairs at
                                      Beckman Instruments, Inc. Prior to 1990,
                                      Dr. Silverman served as the Director of
                                      the Systemwide Biotechnology Research and
                                      Education Program for the University of
                                      California; the Director of the Donner
                                      Laboratory and an Associate Director of
                                      the Lawrence Berkeley Laboratory at the
                                      University of California, Berkeley; as the
                                      President of the University of Maine at
                                      Orono; as the President of The Research
                                      Foundation of the State University of New
                                      York, and as the head of the Department of
                                      Immunoparasitology at Glaxo, Ltd.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During the fiscal year ended December 31, 1998, the Board of the Directors of the Company met eight times. The Board of Directors has two committees: the Audit Committee and the Compensation Committee. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which such director served and which were held during the period of time that he or she served on the Board or such committee. The following sets forth information concerning each committee:

        The AUDIT COMMITTEE was comprised of Dr. Carol O'Cleireacain (who serves as Chairman), Messrs. Mark Glasky (who served on the Committee until March 19,
1999) and Frank M. Meeks. The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls. The Audit Committee held two meetings during 1998.

        The COMPENSATION COMMITTEE was comprised of Mr. Frank M. Meeks (who served on the Committee and acted as Chairman until June 16, 1998), Dr. Eric L. Nelson (who has served as Chairman since June 16, 1998), Dr. Carol O'Cleireacain, Dr. Paul H. Silverman and Joseph Rubinfeld, Ph.D. (who has served on the Committee since March 19, 1999). The Compensation Committee reviews and recommends the salaries and bonuses of officers and certain key employees of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options and restricted stock in accordance with the Company's stock option and incentive plans, and determines other fringe benefits. The Compensation Committee held two meetings during 1998.

COMPENSATION OF DIRECTORS

        Each of the Company's non-employee directors receives $1,000 for each Board of Directors meeting and $500 for each committee meeting attended (with the Chairperson of the committee receiving $1,000). The directors are also reimbursed for certain expenses incurred in connection with attendance at Board meetings. In February 1998, the Company granted to each non-employee director an option to purchase 10,000 shares of Common Stock at $8.375 per share. In August 1998, the Company granted to each non-employee director an option to purchase 10,000 shares of Common Stock at $5.625 per share.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of April 17, 1999, regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) the executive officers named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                      SHARES        PERCENT OF
                                                   BENEFICIALLY       SHARES
NAME OF BENEFICIAL OWNER (1)                        OWNED (1)      OUTSTANDING
---------------------------                        ------------    -----------
Alvin J. Glasky, Ph.D. (2).......................   1,443,872          22.6%
  157 Technology Drive
  Irvine, CA 92618

Mark J. Glasky (3)...............................      45,979             *

Michelle S. Glasky, Ph.D. (4)(5).................      35,980             *

Samuel Gulko (6).................................      37,900             *

Frank M. Meeks (7)...............................      57,960             *

Eric L. Nelson, Ph.D. (8)........................      54,000             *

Carol O'Cleireacain, Ph.D. (9)...................      37,500             *

Joseph Rubinfeld, Ph.D (10)......................       7,500             *

Stephen Runnels (11).............................      49,500             *

Paul H. Silverman, Ph.D., D.Sc. (9)..............      37,500             *

All Executive Officers and Directors
  as a group (ten persons) (12)..................   1,807,691          27.2%

------------
 *      less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 17, 1999, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 88,173 shares subject to outstanding warrants, 4,000 shares held for the benefit of Dr. Glasky by the NeoTherapeutics, Inc. 401(k) Plan and 95,000 shares subject to options held by Dr. Glasky which are currently exercisable or exercisable within 60 days of April 17, 1999. Also includes 47,243 shares owned by Dr. Glasky's wife, Rosalie H. Glasky and 16,500 shares subject to options held by Rosalie H. Glasky. Does not include 45,979 shares beneficially owned by Mark J. Glasky and 35,980 shares beneficially owned by Michelle S. Glasky, Ph.D., Dr. Glasky's adult children, for which Dr. Glasky disclaims beneficial ownership.

(3) Includes 27,500 shares subject to options held by Mr. Glasky which are currently exercisable or exercisable within 60 days of April 17, 1999, and 1,000 shares subject to currently exercisable warrants.

(4) Includes 28,500 shares subject to options held by Dr. Michelle S. Glasky which are currently exercisable or exercisable within 60 days of April 17, 1999, and 500 shares subject to currently exercisable warrants.

(5) Michelle S. Glasky, Ph.D. is not one of the Named Executive Officers but serves as the Company's Vice President, Scientific Affairs and is the adult daughter of Dr. Alvin J. Glasky.

(6) Includes 24,500 shares subject to options held by Mr. Gulko which are currently exercisable or exercisable within 60 days of April 17, 1999, 1,050 shares subject to currently exercisable warrants and 1,300 shares owned by The Samuel Gulko CPA Keogh Plan, of which Mr. Gulko is trustee.

(7) Includes 27,500 shares subject to options held by Mr. Meeks which are currently exercisable or exercisable within 60 days of April 17, 1999. Does not include 460 shares beneficially owned by Mr. Meeks' wife, for which Mr. Meeks disclaims beneficial ownership.

(8) Includes 7,500 shares subject to options held by Dr. Nelson which are currently exercisable or exercisable within 60 days of April 17, 1999 and 36,500 shares held in the Eric L. and Lila D. Nelson Family Trust. Does not include 5,000 shares beneficially owned by Dr. Nelson's wife, for which Dr. Nelson disclaims beneficial ownership.

(9) Includes 27,500 shares subject to options held by each of Drs. O'Cleireacain and Silverman which are currently exercisable or exercisable within 60 days of April 17, 1999.

(10) Includes 7,500 shares subject to options held by Dr. Rubinfeld which are currently exercisable or exercisable within 60 days of April 17, 1999.

(11) Includes 37,500 shares subject to options held by Mr. Runnels which are currently exercisable or exercisable within 60 days of April 17, 1999.

(12) Includes 90,723 shares issuable upon the exercise of outstanding warrants, and 327,000 shares subject to options which are currently exercisable or exercisable within 60 days of April 17, 1999.

                             EXECUTIVE COMPENSATION

        The following table sets forth summary information concerning the compensation of the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose total salary and bonuses for services rendered to the Company in all capacities during the fiscal year ended December 31, 1998 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                      ----------
                                                 ANNUAL COMPENSATION                  SECURITIES
                                --------------------------------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION     YEAR         SALARY           BONUS      OTHER          OPTIONS
---------------------------     ----        --------          -----      -----        ----------
Alvin J. Glasky, Ph.D.          1998        $199,998          $  --      $  --           65,000
Chairman, Chief Executive       1997         199,992(1)          --         --               --
   Officer and President        1996         165,398(2)          --         --           75,000

Stephen Runnels(3)              1998         165,940             --         --           25,000
Executive Vice President        1997         108,513             --      $25,107(4)      62,000

Samuel Gulko                    1998         109,250             --         --           25,000
Chief Financial Officer,        1997          78,000             --         --            6,000
Secretary and Treasurer         1996          30,000(5)          --         --           14,000

----------------
(1) Excludes prior years accrued salaries of $265,328 and auto allowances and expense account reimbursements previously accrued aggregating $84,516, all of which were paid in 1997.

(2) Includes an auto allowance of $400 per month. Of the total amounts, $72,998 and $92,400 has been accrued for 1996.

(3)     Commenced employment in April 1997.

(4)     Represents a one-time relocation allowance.

(5)     Employment commenced July 1996 on a part-time basis.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1998, to the Named Executive
Officers:

                                                                                    Potential Realizable
                                                                                         Value at
                                                                                      Assumed Annual
                                      Percentage of                                 Rates of Stock Price
                                      Total Options                                  Appreciation for
                         Options       Granted to     Exercise                          Option Term
                       Granted(1)     Employees in      Price       Expiration      --------------------
      Name           (No. of Shares)   Fiscal Year    ($/share)        Date            5%          10%
      ----           ---------------  ------------    ---------    -------------    --------    --------
   Alvin J. Glasky       25,000             8%          $7.25      Feb. 11, 2008    $113,987    $288,866

                         40,000            13%          $7.625     Dec. 17, 2008     191,813     486,091

   Stephen Runnels       10,000             3%          $7.25      Feb. 11, 2008      45,595     115,546

                         15,000             5%          $7.625     Dec. 17, 2008      71,930     182,284

    Samuel Gulko         10,000             3%          $7.25      Feb. 11, 2008      45,595     115,546

                         15,000             5%          $7.625     Dec. 17, 2008      71,930     182,284

-----------------
(1) The above options become exercisable in 25% increments, commencing three months from the date of grant and each three months thereafter.

(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's common stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the common stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information concerning stock options exercised during the fiscal year ended December 31, 1998, by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1998:

                                                    NUMBER OF SECURITIES
                                                        UNDERLYING               VALUE OF UNEXERCISED
                           NUMBER OF                UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                            SHARES                      FISCAL YEAR-END            FISCAL YEAR-END(1)
                           ACQUIRED     VALUE     --------------------------   --------------------------
NAME                      ON EXERCISE  REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                      -----------  --------   -----------  -------------   -----------  -------------
Alvin J. Glasky, Ph.D.           --          --       156,923        71,250        $953,512      $287,531
Stephen Runnels              12,000       5,940        17,500        57,500          48,438       178,438
Samuel Gulko                 10,000      11,250        13,000        22,000          46,313        58,563

---------------
(1) Based upon the closing price of the common stock on December 31, 1998, as reported by the NASDAQ National Market ($10.50 per share).

EMPLOYMENT AGREEMENT

        The Company has an employment agreement with Dr. Alvin J. Glasky, effective as of July 1, 1996. The agreement requires Dr. Glasky to devote all of his productive time, attention, knowledge and skill to the affairs of the Company during the term of the agreement. The agreement provides for an annual base salary of $200,000 with annual increases and an annual bonus based on the Company's attainment of certain performance objectives. The agreement, as amended, ends on December 31, 1999, and may be terminated by the Company with or without cause as defined in the agreement. The agreement also provides for guaranteed severance payments equal to Dr. Glasky's annual base salary over the remaining life of the agreement upon the termination of employment without cause or upon a change in control of the Company. In connection with entering into this agreement, Dr. Glasky was granted an incentive stock option to purchase 75,000 shares of Common Stock at an exercise price of $4.13 per share, which vests in three equal annual increments.

STOCK OPTION PLANS

        The Company has two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") (the "Plans"). The Plans were adopted by the Company's shareholders and Board of Directors in May 1991 and June 17, 1997, respectively.

THE 1991 INCENTIVE STOCK OPTION PLAN

        The 1991 Plan, as amended, provides for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and bonus stock. The 1991 Plan, as amended, authorizes for issuance up to 401,430 shares of the Company's common stock. Under the 1991 Plan, incentive stock options may be granted to employees, and nonqualified stock options, SARs and bonus stock may be granted to employees of the Company and other persons whose participation in the 1991 Plan is determined to be in the Company's best interest. As of December 31, 1998, there were options to purchase 181,000 shares of common stock outstanding under the 1991 Plan.

THE 1997 INCENTIVE STOCK OPTION PLAN

        The 1997 Plan provides for grants of "incentive stock options" within the meaning of the Code, nonqualified stock options and rights to purchase shares of common stock ("Purchase Rights"). The 1997 Plan authorized for issuance up to 500,000 shares of the Company's common stock, subject to adjustment in the number and kind of shares subject to the 1997 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Under the 1997 Plan, incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of December 31, 1998, there were options to purchase 349,700 shares of common stock outstanding under the 1997 Plan.

        The Plans currently are administered by a Compensation Committee appointed by the Board of Directors (the "Committee"), which has sole discretion and authority, consistent with the provisions of the Plans, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the Plans.

        The exercisability of options outstanding under the 1997 Plan will accelerate upon a change in control of the Company, regardless of whether the options are assumed or new options are issued by the successor corporation.

        The exercise price of incentive stock options must be not less than the fair market value of a share of common stock on the date that the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have such exercise price as determined by the Committee, but not less than 85% of the fair market value on the date of grant. The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death, by will and the laws of descent and distribution, and incentive stock options may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

SECTION 401(k) PLAN

        In January 1990, the Company adopted the AIT Cash or Deferred Profit Sharing Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under
Section 401(k) of the Code, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan. The Company has not made any contributions to the 401(k) Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of the copies of reporting forms furnished to the Company, and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1998, were satisfied on a timely basis.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In September 1990, the Company issued a warrant to Dr. Alvin J. Glasky (the "Glasky Warrant") to purchase up to 88,173 shares of common stock of the Company at any time between September 1, 1990, and August 31, 1995, for $3.75 per share. Effective August 31, 1995, the expiration date of the Glasky warrant was extended to August 31, 2000.

        On June 30, 1990, in exchange for cancellation of $503,144 of indebtedness for unpaid compensation, the Company issued a total of 402,517 shares of common stock in the following amounts: Dr. Alvin Glasky, 184,000 shares; Sanford Glasky (the brother of Dr. Alvin Glasky), 60,013 shares; JoAnne Law, 24,333 shares; Luana Kruse, 19,200 shares; Rosalie Glasky (the wife of Dr. Glasky), 28,065 shares; and John W. Baldridge, 86,906 shares (the "1990 Restricted Stock Exchange"). On December 30, 1993, in exchange for cancellation of $690,798 of indebtedness for unpaid compensation and accrued expenses, the Company issued a total of 276,317 shares of common stock in the following amounts: Dr. Alvin Glasky, 169,001 shares; Sanford Glasky, 49,837 shares; JoAnne Law, 16,559 shares; Luana Kruse, 19,800 shares; Rosalie Glasky, 19,178 shares; and John W. Baldridge, 1,942 shares (the "1993 Restricted Stock Exchange"). Both the 1990 Restricted Stock Exchange and the 1993 Restricted Stock Exchange involved a risk of forfeiture whereby if the Company did not generate a minimum of $500,000 in total operating revenues from inception through December 31, 1995, all shares would be returned to the Company with the holders forfeiting all rights to the shares and forfeiting any claim to the previously accrued but unpaid compensation. Effective December 31, 1995, five of the parties, all of whom were present or past employees of the Company, entered into agreements with the Company whereby the forfeiture date was extended from December 31, 1995 to December 31, 1997 in exchange for increasing the minimum total operating revenues which the Company would need to achieve in order to avoid forfeiture of the shares from $500,000 to $1,000,000, with such revenues to be achieved by December 31, 1997. As of December 31, 1997, when the Agreements terminated, the Company did not achieve the revenue goals set forth in the Agreements, as previously amended. The four former employees who are parties to the Agreements have indicated disagreement with the Company's position and have filed a lawsuit against the Company seeking a determination that they are entitled to keep their shares. The Company has filed a cross-complaint against the four former employees seeking the return and cancellation of the shares. The Company's Chief Executive Officer and his wife have agreed to surrender to the Company for cancellation the same proportion of their shares (a total of 400,244) as the four former employees are required to surrender based on the final resolution of the lawsuit. Until such time as the Company can obtain the surrender of all of these shares and the matter is fully resolved, the Company is accounting for all of the stock, which it has deemed forfeited, as issued and outstanding.

        On June 6, 1991, the Company entered into an agreement (the "1991 Patent Agreement") with Dr. Alvin Glasky whereby Dr. Glasky assigned to the Company all rights to the inventions covered by United States Patent No. 5,091,432 and any corresponding foreign applications and patents, including all continuations, divisions, reissues and renewals of said applications and any patents issued out of or based upon said applications (the "Assigned Rights"). The 1991 Patent Agreement was amended on July 26, 1996. The 1991 Patent Agreement, as amended, calls for the Company to pay Dr. Glasky a two percent royalty on all revenues derived by the Company from the use and sale by the Company of any products covered by these patents and applications or any patents derived from them. In the event that Dr. Glasky's employment is terminated by the Company without cause, the royalty rate shall be increased to five percent and in the event that Dr. Glasky dies during the term of the 1991 Patent Agreement, Dr. Glasky's family or estate shall be entitled to continue to receive royalties at the rate of two percent. The 1991 Patent Agreement terminates on the later of its ten year anniversary or the expiration of the final patent included within the Assigned Rights. On June 30, 1996, the Company and Dr. Glasky entered into an agreement whereby Dr. Glasky assigned to AIT all rights to the inventions covered by United States Patent No. 5,447,939 (the "1996 Patent Agreement"). The scope of the 1996 Patent Agreement as well as its terms and conditions are identical in all material respects to the 1991 Patent Agreement; provided, however, that the aggregate royalty amount with respect to any product shall be two percent (five percent in the event of termination without cause), even if a product is based on both patents. The 1996 Patent Agreement was also amended on July 26, 1996. Dr. Glasky will not receive any royalties with respect to sales of products which utilize patent rights licenses to the Company by McMaster University. A third patent which was issued September 1, 1998, is also subject to the royalty provisions of the 1996 Patent Agreement.

        On December 31, 1993, the Company issued 200,000 shares of common stock to Dr. Glasky in exchange for cancellation of $500,000 of indebtedness for loans made by Dr. Glasky to the Company. Dr. Glasky received certain registration rights with respect to these shares. The remaining $257,900 in principal on the loans payable and accrued interest of $300,404 due to Dr. Glasky were converted into a $558,304 promissory note which, as amended from time to time, is currently unsecured, bears interest at 9% per annum, and is payable upon demand.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        ADMINISTRATION. Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board (the "Committee"). Each member of the Committee is a nonemployee Director. All decisions made by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions regarding awards under the Company's stock option and incentive plans which are made solely by the Committee in order for the grants under such plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        EXECUTIVE OFFICER COMPENSATION POLICY. The Committee's executive compensation policies are designed to integrate executive compensation with long-term goals, recognize and reward attainment of management goals and objectives, and enable the Company to attract and retain executive officers. The Committee believes a substantial portion of each executive's compensation should be contingent upon the attainment by the executive of specific management objectives and also dependent upon the Company's financial performance. Accordingly, executives are eligible for annual bonuses that correspond to varying levels of management and Company performance.

        BASE SALARY. The compensation of each executive officer is reviewed annually by the Committee, with reference to the executive's performance, level of responsibility and experience, to determine whether the current base salary is appropriate. If significant changes in an executive's salary are to be considered, the Committee shall refer to salary ranges paid executives with comparable duties in companies of comparable size within the same industry in the same geographic area in which the Company is located. Such salaries shall be adjusted, if deemed appropriate by the Committee, in accordance with salary surveys provided by nationally recognized research organizations. The base salary of executive officers, other than the Company Chief Executive Officer, shall be determined by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer is recommended by the Committee to the full Board of Directors. Approval by the Board of Directors is required for any change in base salary of the Chief Executive Officer. In January 1999, the board established base salaries for the Company's executive officers at approximately the median base compensation level for officers in similar positions based upon a salary survey provided by a nationally recognized research organization.

        BONUSES AND STOCK OPTIONS. In addition to the base salary, the Committee may establish a Compensation Plan setting forth a methodology for determining incentive compensation ("Bonus"), if any, for executive officers. Such plan may also include incentive compensation for key managers of the Company. In accordance with the plan, the Committee shall, in consultation with the Chief Executive Officer, establish target bonus levels for the Company's executive officers, and key managers, if appropriate, based on financial resources of the Company. The actual award of incentive compensation shall be determined by the attainment of individual management goals and objectives, established to specifically relate to the individual's position within the Company. All such goals and objectives shall be supportive of the overall strategy and goals of the Company. Due to the financial requirements of the Company, the Committee did not award any cash bonuses in 1998.

        STOCK OPTION GRANTS AND RESTRICTED STOCK AWARDS. The Committee endorses the position that granting stock options and restricted stock awards to the Company" executive officers can be very beneficial to stockholders because it aligns management's and stockholders' interests in the enhancement of stockholder values. Accordingly, the Committee has granted stock options to the executive offices on an annual basis. The number of options received by each executive officer shall be fixed by the Committee after consideration of recommendation made by the Chief Executive Officer. The options are exercisable in installments as determined by the Committee commencing three months from the date of grant and are granted at an exercise price equal to the price of the Company's stock at the close of business on the date of the grant. Awards of such Stock Options and Restricted Stock shall be determined solely by the Committee in order that such grants satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

        OTHER BENEFITS. The executive officers participate in employee benefit programs, such as the Company's health care and vacation programs.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The compensation of Dr. Alvin J. Glasky, the Company's Chief Executive Officer and its founder, is determined in accordance with an Employment Agreement (the "Agreement") entered into in July 1996. The Agreement, amended to expire December 31, 1999, stipulates that Dr. Glasky is to receive a base salary of $200,000 per year, which is the amount he was paid in 1998. The Compensation Committee considered the same factors as discussed above, compared salaries of chief executive officers of similarly-sized companies in the industry in setting the compensation of Dr. Glasky and also considered Dr. Glasky's qualifications as a scientist and his ability to guide the Company and to manage its scientific programs and business strategy. Taking into consideration the financial requirements of the Company, Dr. Glasky has not requested and the Committee has not granted an increase in Dr. Glasky's compensation since inception of the Agreement.


                                        Submitted by the Compensation Committee
                                            Eric L. Nelson, Ph.D., Chairman
                                            Carol O'Cleireacain, Ph.D.
                                            Paul H. Silverman, Ph.D., D.Sc.
                                            Joseph Rubinfeld, Ph.D.

PERFORMANCE GRAPH

        The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the shareholder returns of the NASDAQ Stock Market Index, the Russel 2000 Index, the Standard & Poor's 500 Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on September 26, 1996.

                            CUMULATIVE TOTAL RETURN

                 Based upon an Initial Investment of $100 on September 26, 1996 with dividends reinvested



                                   [GRAPH]




                           16-Sept-96   31-Dec-96    30-Jun-97    31-Dec-97    30-Jun-98    31-Dec-99
                           ----------   ---------    ---------    ---------    ---------    ---------
NEOT                          $100         $ 74         $283         $187         $233         $187
Russell 2000                  $100         $106         $116         $129         $136         $126
S&P Small Cap 600             $100         $106         $118         $133         $142         $132
Custom Comp Index*            $100         $109         $ 91         $ 76         $ 62         $ 68

------------------
* The 11-Stock Custom Composite Index consists of Cambridge NeuroScience, Inc., Cephalon, Inc., CoConsys, Inc., Conox Pharmaceuticals, Cylotherapeutics, Inc., Gliutech, Inc., Guilford Pharmaceuticals, Neurocrine Biosciences Inc., Neurogen Corporation, Sibia Neurosciences and Vertex Pharmaceuticals.

  NeoTherapeutics' total return is based upon the IPO price of $5.60 on September 26, 1996.

                                   PROPOSAL 2

                      APPROVAL OF ISSUANCE OF COMMON STOCK
                      PURSUANT TO CONVERSION RIGHTS UNDER A
                      PREFERRED STOCK FINANCING TRANSACTION

REASON FOR THIS PROPOSAL

        In order to fund ongoing research and development of the Company's products and to provide general working capital, on January 29, 1999, the Company entered into a Preferred Stock Purchase Agreement with two institutional investors (the "Purchase Agreement") and sold 400 shares of the Company's 5% Series A Preferred Stock with Conversion Features (the "Series A Preferred Stock") and warrants to purchase 75,000 shares of Common Stock, for total consideration of $4.0 million. Under the Purchase Agreement, the Company also has the option to sell $2.0 million of 5% Series B Preferred Stock with Conversion Features ("Series B Preferred Stock") to the investors commencing July 28, 1999, and ending September 16, 1999, subject to certain conditions contained in the Purchase Agreement and the Certificate of Designation governing the Series A Preferred Stock. A more detailed description of this transaction is set forth below under the caption "Private Placement of Preferred Stock."

        The Company's Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require stockholder approval of the sale or issuance of Common Stock in a private placement transaction at a price less than the greater of book or market value, if the number of new shares would equal 20% or more of the number of shares outstanding at the time the Company enters into the transaction. As of January 29, 1999, which was the date the Company entered into the Purchase Agreement, 20% of the number of shares of Common Stock outstanding equaled 1,245,141 shares (the "Preferred Stock Nasdaq Share Limit"). As described below, because the conversion price of the Series A Preferred Stock (and the Series B Preferred Stock, if issued) varies based upon on the market value of the Common Stock, the conversion of such Preferred Stock could result in the issuance of a number of shares of Common Stock in excess of the Preferred Stock Nasdaq Share Limit. For that reason, the Company seeks the approval of such potential issuances in order to comply with the Nasdaq standards.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the issuance of the Common Stock in excess of the Preferred Stock Nasdaq Share Limit. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal, although they will be counted in determining if a quorum is present. Abstentions will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote on the proposal, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

PRIVATE PLACEMENT OF PREFERRED STOCK

        THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AGREEMENT, CERTIFICATE OF DESIGNATION OF THE COMPANY SETTING FORTH THE RIGHTS AND PRIVILEGES OF THE SERIES A PREFERRED STOCK, AND THE FORM OF RELATED WARRANTS. COPIES OF SUCH DOCUMENTS HAVE BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION AS EXHIBITS TO THE COMPANY'S CURRENT REPORT ON FORM 8-K, FILED FEBRUARY 9, 1999, AND CAN ALSO BE OBTAINED BY WRITING TO THE SECRETARY, NEOTHERAPEUTICS, INC., 157 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618.

        ISSUANCE. On January 29, 1999, the Company entered into the Purchase Agreement with Westover Investments L.P., a Delaware limited partnership, and Montrose Investments L.P., a Cayman Islands exempt limited partnership. Under the Purchase Agreement, the Company issued and sold a total of 400 shares of its 5% Series A Preferred Stock with Conversion Features and warrants to purchase 75,000 shares of Common Stock, for total cash consideration of $4.0 million.

        CONVERSION FEATURES. Each share of Series A Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of
(i) $10,000 plus accrued dividends, if any, divided by (ii) the Conversion Price. Dividends accrue at the rate of 5% per annum on the Series A Preferred Stock and may be paid quarterly in cash or, at the Company's option, accrued and paid in Common Stock at the time of conversion. Until May 29, 1999, the conversion price is fixed at $13.06 per share. After May 29, 1999, the Series A Preferred Stock is convertible at a price equal to the lesser of $13.06 or 101% of the average of the ten lowest closing bid prices of the Common Stock occurring in the 30 trading days preceding the particular conversion. The fixed conversion price of $13.06 is also subject to adjustment in the event of stock splits, stock dividends, stock combinations, stock reclassifications, certain distributions of Common Stock and issuances of Common Stock below the then effective conversion price (subject to certain exceptions). The right of the holders of the Series A Preferred Stock to convert their shares is subject to the following limitations:

              (1) In no event can all 400 shares of Series A Preferred Stock be converted into more than 1,450,000 shares of Common Stock;

              (2) During each month between April 29, 1999, and August 29, 1999, no more than 25% of the Series A Preferred Stock outstanding on April
        29. 1999, may be converted on a cumulative basis;

              (3) No holder of Series A Preferred Stock may convert such shares if it would result in such holder beneficially owning more than 4.999% of the then outstanding shares of Common Stock, unless such holder provides 75 days notice to the Company;

              (4) No holder of Series A Preferred Stock may convert such shares if it would result in such holder beneficially owning more than 9.999% of the then outstanding shares of Common Stock, unless such holder provides 75 days notice to the Company;

              (5) All shares of Series A Preferred Stock will automatically convert on the later of May 29, 2002, or the third anniversary of the effectiveness of the registration statement covering resale of shares of Common Stock issuable on conversion of the Series A Preferred Stock, subject to certain extensions.

        REDEMPTION FEATURES. If the Common Stock trades for a ten-day period at a price above $20.00 per share or below $5.00 per share, the Company may redeem the Series A Preferred Stock at the price per share equal to the greater of (i) $10,000 plus accrued dividends, or (ii) the market value of the shares of Common Stock into such share is then convertible. The holders of the Series A Preferred Stock are also entitled to elect redemption in certain events adversely affecting the liquidity of the underlying Common Stock. In addition, the holders of the Series A Preferred Stock may elect redemption on a change of control of the Company. For this purpose, a change of control includes (i) the acquisition by any person of more than 33% of the voting securities of the Company, (ii) the replacement of more than one-half of the members of the Board of Directors, if not approved by the current directors or their approved replacements, (iii) the merger of the Company into another entity, or sale of substantially all the Company's assets, or (iv) an agreement to do any of the foregoing.

        WARRANTS. In connection with the purchase of the Series A Preferred Stock, the investors also received warrants to purchase a total of 75,000 shares of Common Stock at an exercise price of $12.98 per share, exercisable until January 29, 2004. The number of shares subject to such warrants and the exercise thereof are subject to adjustment in the event of stock splits, stock dividends, stock combinations, stock reclassifications, certain distributions of Common Stock and issuances of Common Stock below the exercise price then in effect (subject to certain exceptions).

        POTENTIAL ISSUANCE OF SERIES B PREFERRED STOCK. Under the Purchase Agreement, commencing July 28, 1999, and ending September 16, 1999, the Company has the right to sell to the investor 200 shares of Series B Preferred Stock which the Company may authorize in the future, at a total purchase price of $2.0 million. The Series B Preferred Stock shall have rights, preferences and privileges substantially identical to, and shall rank on par with, the Series A Preferred Stock except that the initial conversion price shall be 125% of the average of the closing bid prices for the Company's Common Stock for the 15 trading days immediately preceding the issuance of such Series B Preferred Stock. Conditions to the Company's ability to sell the Series B Preferred Stock include, among others, (i) that no further approval of the Company's stockholders be required in order to issue a number of shares of Common Stock equal to 200% of the shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock, (ii) that the Company shall have performed its obligations with respect to the Series A Preferred Stock and any conversion thereof, (iii) that the registration statement registering the Common Stock issuable upon conversion of the Series A Preferred Stock shall have been effective for not less that the 60 days preceding the proposed sales of the Series B Preferred Stock, (iv) that there shall have been no material adverse changes to the Company or its prospects, and (v) that there shall have been no change of control of the Company.

        REGISTRATION FOR RESALE. Pursuant to a Registration Rights Agreement which the Company entered into with Westover Investments L.P. and Montrose Investments L.P., the Company filed on February 26, 1999, a registration statement with the Securities Exchange Commission in order to permit the holders of the Series A Preferred Stock to resell to the public the shares of Common Stock that they acquire upon the conversion of the Series A Preferred Stock or upon exercise of the related warrants. In the event the Company issues shares of the Series B Preferred Stock, the Company has equivalent registration obligations as to shares of Common Stock issuable upon a conversion of such Series B Preferred Stock.

EFFECT ON OUTSTANDING COMMON STOCK

        The issuance of Common Stock upon the conversion of the Series A Preferred Stock and Series B Preferred Stock (if issued) and exercise of the related warrants will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. Prior to conversion, holders of the Series A Preferred Stock and Series B Preferred Stock (if issued) will be entitled to receive dividends and distributions upon a liquidation of the Company in preference to claims of holders of the Common Stock.

        As noted above, the exact number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock (if issued), and the resulting dilution to existing holders of Common Stock, cannot currently be determined, and may vary with the market price of the Common Stock. The extent of such dilution depends on the future market price of the Common Stock, the timing of conversion of Series A Preferred Stock and Series B Preferred Stock (if issued), and exercise of the related warrants, and the election of the Company to accrue dividends on the Series A Preferred Stock and Series B Preferred Stock (if issued) for payment in Common Stock upon conversion. The potential effects of any such dilution on the existing stockholders of the Company include the significant dilution of the current stockholders' economic and voting interests in the Company.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

        The terms of the Series A Preferred Stock provide that the Company will not be obligated to issue shares of Common Stock in excess of the Preferred Stock Nasdaq Share Limit unless and until stockholder approval of the issuance of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the related warrants sought hereby is obtained. In addition, unless such stockholder approval is obtained, the Company may not be able to sell to the investors some or all of the Series B Preferred Stock. If the stockholder approval sought hereby is not obtained, the Nasdaq rules will prohibit the Company from issuing with respect to the Series A Preferred Stock and related warrants, and Series B Preferred Stock (to the extent issued) more than 1,245,141 shares of Common Stock . If the approval sought hereby is not granted by stockholders, the Company can be required by the holders of the Series A Preferred Stock to pay cash in lieu of converting any shares of Series A Preferred Stock which cannot be converted because of the limitations imposed by the Nasdaq rules. The amount of cash which the Company may be required to pay in the event stockholder approval is not obtained will depend on the per share market price of the Common Stock at the time of attempted conversion.

        IF THE STOCKHOLDER APPROVAL SOUGHT HEREBY IS NOT OBTAINED AND THE COMPANY IS REQUIRED TO PAY CASH RATHER THAN CONVERTING A PORTION OF THE OUTSTANDING SHARES OF SERIES A PREFERRED STOCK, THERE CAN BE NO ASSURANCE THAT THE COMPANY WOULD HAVE AVAILABLE THE CASH RESOURCES TO SATISFY SUCH OBLIGATIONS OR THAT IT WOULD BE ABLE TO MAKE SUCH PAYMENTS IN COMPLIANCE WITH APPLICABLE LAW. IN THE EVENT THE STOCKHOLDER APPROVAL SOUGHT HEREBY IS NOT OBTAINED, COMPLIANCE WITH THIS OBLIGATION COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S FINANCIAL CONDITION AND ABILITY TO IMPLEMENT ITS BUSINESS STRATEGY. IN ADDITION, ANY DELAY IN PAYMENT OF THE AMOUNT PAYABLE WILL CAUSE SUCH AMOUNT TO ACCRUE INTEREST AT THE RATE OF FIFTEEN PERCENT PER ANNUM UNTIL PAID.

INTERESTS OF CERTAIN PERSONS

        Neither of the purchasers of the Series A Preferred Stock, nor any of their affiliates, is a director or executive officer of the Company. To the Company's knowledge, neither of the purchasers of Series A Preferred Stock nor any of their affiliates is a 5% stockholder of the Company.

                                   PROPOSAL 3

                      APPROVAL OF ISSUANCE OF COMMON STOCK
                              PURSUANT TO A PRIVATE
                         EQUITY LINE OF CREDIT AGREEMENT

REASON FOR THIS PROPOSAL

        In order to provide a source of future capital for ongoing research and development of the Company's products and general working capital, on March 27, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Equity Line Agreement") with Kingsbridge Capital Limited (the "Investor"). Under the Equity Line Agreement, the Company has the option to sell up to $15.0 million of Common Stock to the Investor during the 30-month period commencing August 13, 1998, and ending February 13, 2001, subject to certain conditions contained in the Equity Line Agreement. In addition, the Company issued to the Investor a warrant to purchase 25,000 shares of Common Stock at a price of $11.61875 per share, subject to adjustment. A more detailed description of this transaction is set forth below under the caption "Equity Line Agreement."

        As described in Proposal 2 above, the Company's Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require stockholder approval of the sale or issuance of Common Stock in a private placement transaction at a price less than the greater of book or market value, if the number of new shares would equal 20% or more of the number of shares outstanding at the time the Company enters into the transaction. Under the Equity Line Agreement, the Company may not sell more than 1,089,387 shares (the "Equity Line Nasdaq Share Limit") to the Investor unless stockholder approval of this transaction is obtained. As described below, because the number of shares which may be sold to the Investor under the Equity Line Agreement may exceed the Equity Line Nasdaq Share Limit, the Company seeks the approval of such potential issuances in order to comply with the Nasdaq standards. As of March 31, 1999, an aggregate of 615,868 shares of Common Stock had been issued and sold to the Investor under the Equity Line Agreement for aggregate gross proceeds of $4.5 million. The Company will be able to sell an additional 473,519 shares of Common Stock under the Equity Line Agreement without shareholder approval.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the issuance of the Common Stock in excess of the Equity Line Nasdaq Share Limit. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal, although they will be counted in determining if a quorum is present. Abstentions will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote on the proposal, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

EQUITY LINE AGREEMENT

        THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EQUITY LINE AGREEMENT, THE RELATED REGISTRATION RIGHTS AGREEMENT, AND WARRANTS. COPIES OF SUCH DOCUMENTS HAVE BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION AS EXHIBITS TO THE COMPANY'S REGISTRATION STATEMENT (NO. 333-52331), FILED MAY 11, 1998, AND CAN ALSO BE OBTAINED BY WRITING TO THE SECRETARY, NEOTHERAPEUTICS, INC., 157 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618.

        On March 27, 1998, the Company entered into the Equity Line Agreement with Kingsbridge Capital Limited, a private investor (the "Investor"), under which the Company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $15 million. Pursuant to the requirements of the Equity Line Agreement, the Company filed a registration statement with the Securities and Exchange Commission ("SEC") in order to permit the Investor to resell to the public any shares that it acquires pursuant to the Equity Line Agreement. Commencing as of August 13, 1998, the date the registration statement was declared effective by the SEC and continuing until February 13, 2001, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Equity Line Agreement, sell ("put") shares of its Common Stock to the Investor at a price equal to 88 percent of the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement. Puts can be made every 15 days in amounts ranging from a minimum of $250,000 to a maximum of $2,000,000, depending on the trading volume and the market price of the Common Stock at the time of each put. The Company was required to put at least $1,000,000 of its Common Stock to the Investor over the life of the Equity Line Agreement, which requirement has been satisfied.

        Under the Equity Line Agreement, the average market price of the Company's Common Stock for purposes of calculating the purchase price to be paid by the Investor will be calculated as the average of the lowest trade prices of the Common Stock (as reported by Nasdaq) on each of the five days on which the Nasdaq National Market is open for business (a "trading day"), during the period which includes the two trading days preceding the day on which the Company delivers notice to the Investor that the Company is exercising a put (a "Put Notice"), the trading day on which the Put Notice is delivered, and the two trading days following the trading day on which the Put Notice is delivered.

        The Company's ability to put shares of its Common Stock, and the Investor's obligation to purchase the shares, is conditioned upon the satisfaction of certain conditions. These conditions include: (i) the continued effectiveness of the registration statement, (ii) the representations and warranties of the Company set forth in the Equity Line Agreement must be accurate as of the date of each put, (iii) the Company shall have performed and complied with all obligations under the Equity Line Agreement, the Registration Rights Agreement entered into between the Company and the Investor in connection with the Equity Line Agreement and the Warrant required to be performed as of the date of each put, (iv) no statute, rule, regulation, executive order, decree, ruling or injunction shall be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the Equity Line Agreement, (v) at the time of a put, there shall have been no material adverse change in the Company's business, operations, properties, prospects or financial condition since the date of filing of the Company's most recent periodic report filed with the SEC pursuant to the Securities Exchange Act of 1934, (vi) the Company's Common Stock shall not have been delisted from the Nasdaq National Market nor suspended from trading, (vii) the number of shares to be put to the Investor, together with any shares then held by the Investor, shall not exceed 9.9% of all shares of Common Stock of the Company that would be outstanding upon completion of the put, (viii) the Company's Common Stock must have a minimum bid price of $3.00 per share at the time of the put, and (ix) the average trading volume of the Company's Common Stock for 26 of the 30 consecutive trading days immediately preceding a put must be at least 10,000 shares per day.

        The Investor has agreed that it will not engage in short sales of the Company's Common Stock except during the three-day period commencing on the date the Company elects to exercise a put and sell shares to the Investor and ending three days later on the date certificates representing the shares are delivered to the Investor. Any short sales by the Investor may be covered only with shares of Common Stock issued to the Investor pursuant to the Equity Line Agreement.

        In conjunction with the Equity Line Agreement, on March 27, 1998, the Company issued to the Investor the Warrant, which entitles the holder to purchase 25,000 shares of Common Stock of the Company at a price of $11.61875 per share. The Warrant is exercisable until September 24, 2001. The Warrant contains provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. The exercise price of the Warrant is payable either (i) in cash or (ii) by a "cashless exercise", in which that number of shares of Common Stock underlying the Warrant having a fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price.

EFFECT ON OUTSTANDING COMMON STOCK

        The issuance of Common Stock under the Equity Line Agreement will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance.

        As noted above, the exact number of shares of Common Stock issuable under the Equity Line Agreement, and the resulting dilution to existing holders of Common Stock, cannot currently be determined, and will vary with the extent to which the Company utilizes the Equity Line Agreement, the market price of the Common Stock, and exercise of the related warrants. The potential effects of any such dilution on the existing stockholders of the Company include the significant dilution of the current stockholders' economic and voting interests in the Company.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

        The terms of the Equity Line Agreement provide that the Company will not be permitted to issue shares of Common Stock thereunder in excess of the Equity Line Nasdaq Share Limit unless and until stockholder approval of the issuance of Common Stock sought hereby is obtained. If the stockholder approval sought hereby is not obtained, the Nasdaq rules will prohibit the Company from issuing under the Equity Line Agreement more than 1,089,387 shares of Common Stock, of which 615,868 shares have already been issued. As a result, the Company's ability to use the Equity Line Agreement to raise capital will be limited and, in the event the Company needs additional capital, it will have to seek alternatives which may be less favorable or unavailable.

INTERESTS OF CERTAIN PERSONS

        Neither the Investor, nor any of its affiliates, is a director or executive officer of the Company. To the Company's knowledge, neither the Investor nor any of its affiliates is a 5% stockholder of the Company.

                                   PROPOSAL 4

                     INCREASE IN THE NUMBER OF SHARES IN THE
                 NEOTHERAPEUTICS, INC. 1997 STOCK INCENTIVE PLAN

        The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 to 1,250,000. As of April 5, 1999, there were available for issuance under the 1997 Plan approximately 150,300 shares of common Stock. The additional 750,000 shares will be reserved for future use by being offered to individuals who meet the qualifications for participation in the 1997 Plan. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the 1997 Plan is necessary to continue the effectiveness of the 1997 Plan in achieving the Company's objective to attract, motivate and retain the services of qualified employees, officers and directors (including non-employee officers and directors), consultants and other service providers. The Board of Directors believes that the successful development of the Company's business largely depends on the judgment, initiative and efforts of such individuals, and that stock options provide an opportunity to participate in the success and increased value of the Company.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the increase in the number of shares in the 1997 Plan. Broker non-votes with respect to this proposal will not be counted for determining whether this proposal is approved. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS
PROPOSAL.

DESCRIPTION OF THE 1997 PLAN

        The following description of the principal features of the 1997 Plan is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which can be obtained free of charge by writing to the Secretary, NeoTherapeutics, Inc., 157 Technology Drive, Irvine, California 92618.

        The 1997 Plan as originally adopted authorized up to 500,000 shares of Common Stock for issuance. If the amendment is approved, the total authorized shares of Common Stock would be 1,250,000, subject to adjustment in the number of outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1997 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of April 16, 1999, approximately 42 persons were eligible to participate in the 1997 Plan.

        The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the 1997 Plan (the "Administrator"). The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The Administrator has the full power and authority to interpret the 1997 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1997 Plan, and adopt, amend and rescind rules relating to the 1997 Plan. The term of options may not exceed 10 years from the date of grant 95 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to a nonqualified stock option may not be less than 85% of the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company. There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1997 Plan is 100,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1997 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The exercisability of options outstanding under the 1997 Plan will accelerate upon a change in control of the Company, regardless of whether the options are assumed or new options are issued by the successor corporation.

        The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1997 Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

        Neither options nor Purchase Rights granted under the 1997 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these share may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

        The Board of Directors may alter, amend, suspend or terminate the 1997 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1997 Plan will terminate on May 2, 2007.

        Any individual is eligible to receive grants of options or Purchase Rights under the 1997 Plan. The Administrator shall determine who may be selected to receive option or Purchase Rights, and shall determine the number of options or Purchase rights that may be granted to any individual. The following table contains information concerning certain stock options granted under the 1997 Plan during the year ended December 31, 1998:

                                                   WEIGHTED
                                                    AVERAGE
                                                 EXERCISE PRICE        NUMBER
          NAME AND POSITION                        ($/SHARE)          OF SHARES
          -----------------                      --------------       ---------
Alvin J. Glasky, Ph.D., Chairman of the Board,       $8.00             65,000
Chief Executive Officer and President

Stephen Runnels, Executive Vice President            $8.00             25,000

Samuel Gulko, Chief Financal Officer, Secretary      $8.00             25,000
and Treasurer

All Current Executive Officers as a Group
  (4 persons)                                        $8.00            140,000

Non-Executive Director Group (6 persons)             $8.48            100,000

Non-Executive Officer Employee Group (28 persons)    $8.26             69,700

----------
* As of April 5, 1999, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $9.125 per share.

FEDERAL INCOME TAX CONSEQUENCES

        The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

        INCENTIVE STOCK OPTIONS. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of the stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and , subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

        NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

        PURCHASE RIGHTS. The recipient of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no
Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

                                   PROPOSAL 5

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Arthur Andersen LLP to continue as the Company's independent public accountants for the year ending December 31, 1999, and to audit the books and accounts of the Company for that year, subject to ratification of its selection by the stockholders at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since 1989. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if they so desire.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS
PROPOSAL.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the 2000 Annual Meeting of Stockholders and inclusion in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 31, 1999 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4 (C) (1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussions of the matter in the proxy statement.

        With respect to the Company's 1999 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 23, 1999, the Company will be allowed to use its discretionary voting authority if such proposal is raised at the meeting.

                                  OTHER MATTERS

        The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

        The financial information included in the Company's Annual Report to Stockholders which is being mailed to each stockholder with this Proxy Statement, is hereby incorporated by reference.


April 26, 1999                              By Order of the Board of Directors



                                            Samuel Gulko
                                            Secretary

                                   APPENDIX I


                              NEOTHERAPEUTICS, INC.

                            1997 STOCK INCENTIVE PLAN


        This 1997 STOCK INCENTIVE PLAN (the "Plan") is hereby established by NeoTherapeutics, Inc. (the "Company"), and adopted by its Board of Directors as of the 2nd day of May, 1997 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

        1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                   DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings indicated:

        2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

        2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

        2.3    BOARD.  "Board" means the Board of Directors of the Company.

        2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

        2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

        2.7 COMMON STOCK. "Common Stock" means the Common Stock, no par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

        2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

        2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

        2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

        2.11 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

             (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

             (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

             (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

        2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

        2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

        2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

        2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

        2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

        2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

        2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

        2.20 OPTIONEE. "Optionee" means a Participant who holds an Option.

        2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

        2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

        2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

        2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

        2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

        2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

        2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                   ELIGIBILITY

        3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

        3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

        3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 100,000 shares.

                                   ARTICLE 4.

                                   PLAN SHARES

        4.1 SHARES SUBJECT TO THE PLAN. A total of 1,250,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

        4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

        5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

        5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

        5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

        5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

        5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

        5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

        5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

        6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

        6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

        6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common

Stock owned by the Offeree that have been held by the Offeree for at least six
(6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

        6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

        6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

        6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

        6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

        6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

        7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

        7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

        7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                                CHANGE IN CONTROL

        8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                      AMENDMENT AND TERMINATION OF THE PLAN

        9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

        9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10.

                                 TAX WITHHOLDING

        10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11.

                                  MISCELLANEOUS

        11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

        11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

        11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                              [FRONT OF PROXY CARD]
PROXY
                              NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF NEOTHERAPEUTICS, INC.

         The undersigned hereby appoints Dr. Alvin J. Glasky and Samuel Gulko, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of NEOTHERAPEUTICS, INC. which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618 on June 14, 1999, at 3:30 P.M., and at any and all adjournments or postponements thereof, as follows:

1.  Election of Class II Directors:

    [ ]  FOR  all nominees listed below       [ ]  WITHHOLD AUTHORITY
              (except as indicated to the          to vote for all nominees
              contrary below                       listed below

       ALVIN J. GLASKY, PH.D., MARK J. GLASKY, CAROL O'CLEIREACAIN, PH.D.
                          AND JOSEPH RUBINFELD, PH.D.

   (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

                  ---------------------------------------------------------

2. Proposal to approve the issuance of common stock pursuant to conversion rights under a preferred stock financing transaction:

           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. Proposal to approve the issuance of common stock pursuant to a private equity line of credit agreement:

           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

4. Proposal to approve the increase in the number of shares issuable under the 1997 Stock Incentive Plan by 750,000:

           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

5. Proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company:

           [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

         This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR each of proposals 2, 3, 4 and 5.


        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
-------------------------------------------------------------------------------
(continued from reverse side)

         This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated April 29, 1999.

                                              Dated:                     , 1999
                                                     --------------------


                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                   Signature if held jointly

                                              Please date this Proxy and sign it
                                              exactly as your name or names
                                              appear hereon. When shares are
                                              held by two or more persons, both
                                              should sign. When signing as an
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If shares are
                                              held by a corporation, please sign
                                              in full corporate name by the
                                              President or other authorized
                                              officer. If shares are held by a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              person.

        Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.

           [ ]  I/we plan to attend the Annual Meeting of Stockholders.